As filed with the Securities and Exchange Commission on June 22, 2006.
File No. 333-125228

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HomeBanc Corp. (Exact Name of Issuer as Specified in its Charter)
Georgia (State or Other Jurisdiction of Incorporation or Organization)	20-0863067 (I.R.S. Employer Identification Number)
HomeBanc Corp. 2002 Summit Boulevard, Suite 100 Atlanta, Georgia 30319 Telephone: (404) 303-4000 (Address, including zip code, and telephone number of Principal Executive Offices)

HomeBanc Corp. Sales Equity Incentive Plan (Full Title of the Plan)

Charles W. McGuire

Executive Vice President, General Counsel and Secretary

HomeBanc Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Telephone: (404) 459-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alana L. Griffin Senior Vice President, Assistant General Counsel and Assistant Secretary HomeBanc Corp. 2002 Summit Boulevard, Suite 100 Atlanta, Georgia 30319 Telephone: (404) 459-7400

EXPLANATORY NOTE – DEREGISTRATION OF SHARES

HomeBanc Corp., a Georgia corporation (the “Registrant”), maintains the HomeBanc Corp. Sales Equity Incentive Plan (as amended, the “Plan”). The Plan was amended effective as of May 25, 2006 to provide that all restricted stock units and shares of the Registrant’s common stock, par value $.01 per share (“Common Stock”), issued upon settlement of any restricted stock units granted thereunder shall be issued under the HomeBanc Corp. Amended and Restated 2004 Long-Term Incentive Plan, and that as of such date no further shares of Common Stock shall be offered or sold under the Plan. This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-125228) is filed to deregister all shares of Common Stock remaining unsold under the offering described in the Form S-8.

Post-Effective Amendment No. 1 to Form S-8

(Sales Equity Plan)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on June 22, 2006.

HOMEBANC CORP.

By: /s/ PATRICK S. FLOOD

Patrick S. Flood

Chief Executive Officer and Chairman

Post-Effective Amendment No. 1 to Form S-8

(Sales Equity Plan)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ PATRICK S. FLOOD Patrick S. Flood	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 22, 2006
/s/ KEVIN D. RACE Kevin D. Race	President, Chief Operating Officer, Chief Financial Officer and Director (Principal Financial Officer)	June 22, 2006
/s/ J. MICHAEL BARBER J. Michael Barber	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 22, 2006
/s/ GLENN T. AUSTIN, JR. Glenn T. Austin, Jr.	Director	June 22, 2006
/s/ LAWRENCE W. HAMILTON Lawrence W. Hamilton	Director	June 22, 2006
/s/ WARREN Y. JOBE Warren Y. Jobe	Director	June 22, 2006
/s/ JOEL K. MANBY Joel K. Manby	Director	June 22, 2006
/s/ ROBERT C. PATTON Robert C. Patton	Director	June 22, 2006
/s/ BONNIE L. PHIPPS Bonnie L. Phipps	Director	June 22, 2006
/s/ JOHN W. SPIEGEL John W. Spiegel	Director	June 22, 2006
/s/ JAMES B. WITHEROW James B. Witherow	Director	June 22, 2006

Post-Effective Amendment No. 1 to Form S-8

(Sales Equity Plan)